News Release

MIHI Wholly Owned Subsidiary “BKare Diagnostics, Inc.” Enters Into Marketing & Services Agreement With Vantari Genetics

Deal is company’s first in line of outsourcing agreements with services, medical devices, laboratory testing, prescription and other providers.

DULUTH, GEORGIA – 11/14/2016

Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI), today announced that its wholly owned subsidiary, “BKare Diagnostics, Inc.” (BKare) has entered into a Marketing & Services Agreement with Vantari Genetics. Under the agreement BKare will provide certain marketing and other services to the Company’s network of clients and Vantari will provide genetic based testing and conduct the molecular laboratory and toxicology testing services.

Vantari is a nationally known molecular diagnostic services and toxicology company, and has experience with the development and delivery of molecular laboratory and toxicology testing. It offers full array of genetic testing across the health spectrum, from pharmacogenetics to non-invasive prenatal testing and testing for inherited cancers. For more information on Vantari Diagnostics please go to: http://www.vantarigenetics.com

The Company focuses on providing telemedicine services to patients in rural underserved areas. Its wholly owned subsidiary, BKare’s focus is to amass agreements with varied and various medical services and sources, and to market these through its proprietary network, and to share in the revenues generated thereby.

Bkare Diagnostics is a full-scale provider of high quality laboratory and pharmaceutical services providing personalized services for small and mid size medical practices and Virtual Health Medical Providers. With partner laboratories and product and service providers located throughout the United States they are able to serve patients nationwide.

All BKare Referral Laboratories are certified to provide services to Medicare, Medicaid, HMO and all private and commercial insurance companies. Their personalized services include customs testing protocols, tailored to meet client’s needs and includes services as an Online Private Portals to order Tests, supplies, online results 24 hours with board certified pathologists.

For more information on BKare Diagnostics please go to: http://www.bkarediagnostics.com

Arturo “Jake” Sanchez, CEO and Director, stated: “This is the first of many more outsourcing agreements to come… agreements with outside providers of medical services, medical devices, laboratory testing, prescription and other providers. We are also benefiting our network of physician providers by increasing their access to readily available additional sources to treat their patients and to increase the practice’s revenues. Under this agreement, we are helping the medical providers the opportunity to provide the best care for their patients by incorporating the latest advances in genetic testing into your practice.”

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About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary doctors utilizing nextgen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships, we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://www.medicalinnovationholdings.com

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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